SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                On December 10, 2008, the Board of Directors (the "Board") of Charter Communications, Inc. ("Charter") approved of an amendment (the "Amendment") to the Rights Agreement dated August 14, 2007 (the "Rights Agreement") between Charter and Mellon Investor Services LLC (''Rights Agent"). The Rights Agreement is currently set to terminate on the earlier to occur of: a specified event among a set of events, or the fixed date of December 31, 2008. The Amendment extends that fixed date to December 31, 2009. The Rights Agreement provides that it may be amended without the consent of the holders of the Rights in respect of our Class A Common Stock, provided that the Board obtains the prior approval of the holders of a majority of the Class B Common Stock. The Amendment was approved by unanimous written consent of the holder of a majority of the Class B Common Stock of Charter by resolution dated December 23, 2008.

The Rights Agreement was adopted by the Board in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carryforwards (the "NOLs") to reduce potential future federal income tax obligations.  To the extent that the NOLs do not otherwise become limited, Charter believes that it will be able to carry forward several billion dollars of NOLs, and therefore these NOLs could be a substantial asset to it.  The Rights Agreement is intended to deter any Ownership Change (within the meaning of Section 382 of the Internal Revenue Code of 1968) which would substantially limit and impair the timing and ability of Charter to use its NOLs therefore significantly impairing the value of this asset.  The Rights Agreement establishes a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of Charter's Class A common stock, par value $0.001 (the "Class A Common Stock") and Class B common stock, par value $0.001 (the "Class B Common Stock") on August 31, 2007.  Subject to the terms, provisions and conditions of the Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from Charter one one-thousandth of a share of Charter's Series B Junior Preferred Stock, par value $0.001 (the "Preferred Stock").  If issued, each fractional share of Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of Charter's Class A Common Stock.  However, prior to exercise, a Right will not give its holder any rights as a stockholder of Charter, including without limitation any dividend, voting or liquidation rights.  The Rights are not exercisable until 10 days after a public announcement by Charter of an event of ownership change as described in further detail in the Rights Agreement upon the terms and conditions also as more fully set forth therein.  Further, upon an issuance of Class A Common Stock and/or Class B Common Stock under the Rights Plan, additional membership units will be issued to the Charter, as holder of the Class B common membership units, by Charter Communications Holding Company, LLC (" Holdco "), to mirror at Holdco the economic effect of such issuance of common stock pursuant to that certain letter agreement for mirror rights dated August 14, 2007 by and among Charter, Charter Investment, Inc., and Vulcan Cable III Inc. (the "Holdco Mirror Agreement").  Holders of the Holdco common membership units that are convertible into shares of our Class B Common Stock will have equivalent rights which may be exercised, on generally the same terms and conditions as set forth in the Rights Plan, for additional Holdco common membership units.  Concurrent with the Amendment, the parties to the Holdco Mirror Agreement have approved and executed an amendment also extending the expiration date of the Holdco Mirror Agreement to December 31, 2009 (the "Holdco Mirror Agreement Amendment").

Before the Distribution Date (as defined in the Rights Agreement), the Board may amend or supplement the Rights Agreement without the consent of the holders of the Rights in respect of our Class A Common Stock.  After the Distribution Date, the Board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable. Notwithstanding the foregoing, Charter and the Rights Agent shall not supplement or amend the Rights Agreement without the prior approval of the holders of a majority of the Class B Common Stock.

A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  A copy of the Holdco Mirror Agreement Amendment is attached hereto as Exhibit 4.2 and is incorporated herein by this reference.  The foregoing descriptions of the Amendment, the Holdco Mirror Agreement Amendment, the Rights Agreement and the Holdco Mirror Agreement do not purport to be complete and are qualified in their entirety by reference to the attached Amendment and Holdco Mirror Agreement Amendment and further qualified by the Rights Agreement which was filed as Exhibit 4.2 to the current report on Form 8-K of Charter Communications, Inc.

filed on August 14, 2007 (file No. 000-27927) and the Holdco Mirror Agreement which was filed as Exhibit 4.3 to the current report on Form 8-K of Charter Communications, Inc. filed on August 14, 2007 (file No. 000-27927).

ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed pursuant to Item 9.01:

Exhibit	Description

4.1
First Amendment to Rights Agreement, dated as of December 23, 2008, by and between Charter Communications, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.01 to Form 8-A/A filed on December 23, 2008).

4.2	Amendment to Letter Agreement for Mirror Rights, dated as of December 23, 2008, by and between Charter Communications, Inc., Charter Investment, Inc. and Vulcan Cable III, Inc. (Incorporated by reference to Exhibit 4.02 to Form 8-A/A filed on December 23, 2008).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    CHARTER COMMUNICATIONS, INC.
                    Registrant

Dated: December 23, 2008

By: /s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

4.1
First Amendment to Rights Agreement, dated as of December 23, 2008, by and between Charter Communications, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.01 to Form 8-A/A filed on December 23, 2008).

4.2	Amendment to Letter Agreement for Mirror Rights, dated as of December 23, 2008, by and between Charter Communications, Inc., Charter Investment, Inc. and Vulcan Cable III, Inc. (Incorporated by reference to Exhibit 4.02 to Form 8-A/A filed on December 23, 2008).